Exhibit 4.12.5

JOINDER, CONSENT AND AMENDMENT NO. 5

This JOINDER, CONSENT AND AMENDMENT No. 5 dated as of December 14, 2006 (“Amendment No. 5”), is entered into by and among DAYTON SUPERIOR CORPORATION, an Ohio corporation (“Dayton Ohio”), DAYTON SUPERIOR DELAWARE CORPORATION, a Delaware corporation (“Dayton Delaware”), the persons designated as “Lenders” on the signature pages hereto, and GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as Agent.

WHEREAS, Dayton Ohio, the other Credit Parties, the Lenders (as defined therein) and Agent are party to the Credit Agreement dated as of January 30, 2004, as amended by Amendment No. 1, dated June 30, 2004, Amendment No. 2, dated February 23, 2005, Amendment No. 3, dated September 29, 2006 and Amendment No. 4, dated as of December 1, 2006 (which Amendment No. 4 has not become effective as of the date hereof) (“Original Credit Agreement”; all capitalized terms defined in the Original Credit Agreement and not otherwise defined herein to have the meanings assigned thereto in the Original Credit Agreement or in Annex A thereto); and

WHEREAS, Dayton Ohio has informed Lenders and Agent that it desires to consummate an initial public offering of Stock and, in order to have a Delaware corporation as the issuer of such Stock, Dayton Ohio intends to merge into Dayton Delaware, as a result of which Dayton Delaware shall be the surviving entity of such merger and shall succeed to and assume all the rights and obligations of the Dayton Ohio (the “Dayton Delaware Merger”); and

WHEREAS, the Dayton Delaware Merger will be consummated pursuant to that certain Agreement and Plan of Merger, dated as of December 11, 2006, between the Dayton Ohio and Dayton Delaware (the “Merger Agreement”); and

WHEREAS, in connection with the Dayton Delaware Merger, Dayton Delaware will change its name to “Dayton Superior Corporation”; and

WHEREAS, Dayton Ohio has requested that Lenders and Agent (i) consent to the consummation of the Dayton Delaware Merger to the extent the foregoing would otherwise contravene any of the provisions of the Original Credit Agreement, and (ii) amend the Original Credit Agreement in certain respects; and

WHEREAS, Dayton Delaware is executing this Amendment No. 5 to become party as the “Borrower” to the Credit Agreement and the other Loan Documents and to induce the Lenders and the Agent to enter into this Amendment No. 5.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Dayton Ohio, Dayton Delaware, the Lenders and Agent agree as follows:

SECTION 1.
ADDITIONAL DEFINED TERMS

The capitalized terms set forth in Section 3(c) below shall have the meanings when used herein as set forth therein.

SECTION 2.
CONSENT

(a)              Effective as of the Effective Date, Agent and Lenders hereby consent to the consummation of the Dayton Delaware Merger by Dayton Ohio and Dayton Delaware in accordance with the terms of the Merger Agreement and waive compliance and the effects of noncompliance with the provisions of Section 3.6(a) of the Original Credit Agreement and Section 5(k) of the Security Agreement, Sections 4.1 and 4.3 of the Pledge Agreement or any other applicable provisions of the Original Credit Agreement or the other Loan Documents to the extent those provisions would otherwise be violated as a consequence thereof.

(b)             Anything herein to the contrary notwithstanding, (i) the consent contained in this Section 2 is subject to the satisfaction of the conditions set forth in Section 5 hereof, and (ii) such consent only applies to the specific actions and provisions noted above, and shall not be applicable to any other circumstance and shall not be construed as a waiver to any further or future action on the part of any Credit Party that would require a waiver by the Agent or the Lenders.

SECTION 3.
AMENDMENTS

Subject to the satisfaction of the conditions to effectiveness referred to in Section 5 below, the Original Credit Agreement is hereby amended as follows:

(a)           The preamble to the Original Credit Agreement is amended by replacing the text “DAYTON SUPERIOR CORPORATION, an Ohio corporation” appearing therein with the text “DAYTON SUPERIOR CORPORATION, a Delaware corporation”.

(b)           Section 2.8 of the Original Credit Agreement is amended by adding the following new paragraph (e) thereto:

“(e)         Within a reasonable time after consummation of the Dayton Delaware Merger, Dayton Delaware shall deliver to Agent true and correct copies of the Certificate of Merger, certified by the Secretary of State of the State of Delaware and the Certificate of Merger, certified by the Secretary of State of the State of Ohio.”

(c)           Section 3.6(a) of the Original Credit Agreement is amended by adding the following text immediately following clause (i)(B) appearing therein: “and (C) Dayton Ohio and Dayton Delaware may consummate the Dayton Delaware Merger”.

(d)           The following definitions are added to Annex A in the appropriate alphabetical places:

“Amendment No. 5” means Amendment No. 5, dated as of December 14, 2006, to this Agreement.

“Amendment No. 5 Effective Date” means December 14, 2006.

“Dayton Delaware” means Dayton Superior Corporation (formerly known as Dayton Superior Delaware Corporation), a Delaware corporation and successor by merger to Dayton Ohio.

“Dayton Delaware Merger” means the merger of Dayton Ohio with and into Dayton Delaware, with Dayton Delaware as the surviving entity, in accordance with the terms of the Merger Documents.

“Dayton Ohio” means Dayton Superior Corporation, an Ohio corporation.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 11, 2006, between Dayton Ohio and Dayton Delaware.

“Merger Documents” means, collectively (i) the Merger Agreement and (ii) each other document, agreement and instrument executed or delivered in connection with the Dayton Delaware Merger, in each case as to clause (ii), as amended, restated, modified or supplemented in accordance with the terms hereof and thereof.

(e)           The Revolving Notes attached as Exhibit 1.1(a)(i) to the Original Credit Agreement are deleted in their entirety and replaced with the Amended and Restated Revolving Notes attached hereto as Exhibit A.

(f)            The Swing Line Notes attached as Exhibit 1.1(c) to the Original Credit Agreement are deleted in their entirety and replaced with the Amended and Restated Swing Line Notes attached hereto as Exhibit B.

SECTION 4.
JOINDER OF DAYTON DELAWARE

Effective as of the Effective Date, in reliance upon the representations and warranties of Dayton Delaware and Dayton Ohio set forth herein and in the Original Credit Agreement, Agent, Lenders, Dayton Ohio and Dayton Delaware each hereby acknowledges and agrees that, by Dayton Delaware’s execution and delivery hereof, without further notice or action of any kind whatsoever on its part or on the part of any other Person:

(a)              for all purposes, Dayton Delaware is hereby joined automatically as the “Borrower” party to the Original Credit Agreement, as amended hereby, being hereafter bound by all of the terms and provisions thereof,

(b)             Dayton Delaware hereby assumes and becomes liable for the prompt payment, observance and performance of all the Obligations now outstanding or hereafter arising, and

(c)              Dayton Delaware hereby makes as of the Effective Date, and thereafter agrees to make at such time or times as the representations and warranties therein are deemed to be made or repeated, as to the “Borrower” and as to itself as a “Credit Party”, each of the representations and warranties contained in the Original Credit Agreement,

in the case of both clauses (a) and (b) above, to the same extent and with the same force and effect as if Dayton Delaware had been the Borrower under and an original signatory to the Original Credit Agreement.  Each reference to “Borrower” in the Original Credit Agreement, as amended hereby, and the other Loan Documents shall be deemed to be a reference to Dayton Delaware; provided, that the representations and warranties made as of the Effective Date are made subject to any items that are to be updated in the Disclosure Schedules (as contemplated on Schedule A hereto) by virtue of the consummation of the Dayton Delaware Merger.

SECTION 5.
CONDITIONS TO EFFECTIVENESS

This Amendment No. 5 shall become effective on the date (the “Effective Date”) that the following conditions shall have been satisfied, so long as such date is on or prior to December 14, 2006:

(a)           Agent shall have received one or more counterparts of this Amendment No. 5 executed and delivered by Dayton Ohio, Dayton Delaware, Agent and the Lenders.

(b)           Each Lender shall have received an Amended and Restated Revolving Note, duly executed and delivered by Dayton Delaware, to the order of such Lender, in the form of Exhibit A attached hereto.

(c)           Each Lender shall have received an Amended and Restated Swing Line Note, duly executed and delivered by Dayton Delaware, to the order of such Lender, in the form of Exhibit B attached hereto.

(d)           Agent shall have received a confirmation with respect to the Intercreditor Agreeement, duly executed and delivered by Agent, Dayton Delaware and The Bank of New York, as collateral agent and trustee under the Senior Notes Indenture, in the form of Exhibit E attached hereto.

(e)           Agent shall have received a joinder agreement with respect to the Security Agreement, duly executed and delivered by Agent and Dayton Delaware, in the form of Exhibit F attached hereto.

(f)            Agent shall have received true and correct copies of the Merger Documents, together with true and correct copies of the Merger Documents, including the Certificate of Merger to be filed with the Secretary of State of the State of Delaware and the Certificate of Merger to be filed with the Secretary of State of the State of Ohio, each of which shall be in form and substance satisfactory to Agent.

(g)           Agent shall have received copies of all documents and legal opinions executed and delivered pursuant to the Senior Notes Indenture and Senior Subordinated Notes Indenture in connection with the consummation of the Dayton Delaware Merger.

(h)           Agent shall have received a UCC financing statement in the form of Exhibit G attached hereto.

(i)            Agent shall have received for Dayton Delaware, (a) its certificate of incorporation and all amendments thereto, (b) its by-laws, together with all amendments thereto, (c) resolutions of its Board of

Directors, approving and authorizing the execution, delivery and performance of Amendment No. 5 and the other Loan Documents to which it is a party and the transactions to be consummated in connection therewith, and (d) a certificate as to the incumbency of the officer executing this Amendment No. 5, each certified as of the Amendment No. 5 Effective Date by Dayton Ohio’s and Dayton Delaware’s secretary or assistant secretary as being in full force and effect without any modification or amendment, and (e) evidence of the incorporation of Dayton Delaware in the State of Delaware.

(j)            Agent shall have received a legal opinion from Latham & Watkins LLP, substantially in the form of Exhibit H hereto.

(k)           Agent shall have received a certificate from the secretaries or assistant secretaries of Dayton Ohio and Dayton Delaware, respectively, that there is no continuing Default or Event of Default and that the representations and warranties of Dayton Ohio and Dayton Delaware contained in this Amendment No. 5 shall be true and correct in all material respects as of the Effective Date.

SECTION 6.
POST-CLOSING COVENANTS

Dayton Delaware hereby further agrees to deliver to the Agent as and when required by Agent, the items listed on Schedule A hereto.

SECTION 7.
LIMITATION ON SCOPE

Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The amendments set forth herein shall be limited precisely as provided for herein and shall not be deemed to be waivers of, amendments of, consents to or modifications of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of Dayton Ohio or any other Credit Party requiring the consent of Agent or Lenders except to the extent specifically provided for herein.  Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against Dayton Ohio or any other Credit Party for any existing or future Defaults or Event of Default.

SECTION 8.
MISCELLANEOUS

(a)           Each of Dayton Ohio and Dayton Delaware hereby represents and warrants that this Amendment No. 5 has been duly authorized and executed by such Person, and the Original Credit Agreement, as amended by this Amendment No. 5, is the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; and

(b)           Dayton Ohio repeats and restates its representations and warranties contained in the Original Credit Agreement as of the date of this Amendment No. 5 and as of the Effective Date, except to the extent such representations and warranties relate to a specific date.

(c)           This Amendment No. 5 is being delivered in the State of New York.

(d)           Each of Dayton Ohio and Dayton Delaware hereby ratifies and confirms the Original Credit Agreement as amended hereby, and agrees that, as amended hereby, the Original Credit Agreement remains in full force and effect.

(e)           Each of Dayton Ohio and Dayton Delaware agrees that all Loan Documents remains in full force and effect notwithstanding the execution and delivery of this Amendment No. 5.

(f)            This Amendment No. 5 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(g)           All references in the Loan Documents to the “Credit Agreement” and in the Original Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Original Credit Agreement as amended by this Amendment No. 5 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

(h)           Each of the following provisions of the Original Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 5”: Section 9.3 (Notices), Section 9.6, (Severability), Section 9.8 (Headings), Section 9.9 (Applicable Law), Section 9.12 (Construction), Section 9.15 (Waiver of Jury Trial) and Section 9.17 (Entire Agreement).

[signature pages follow]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

DAYTON SUPERIOR CORPORATION, an Ohio corporation

By:	/s/ THOMAS W. ROEHRIG
	Name:	Thomas W. Roehrig
	Title:	Vice President and Secretary

DAYTON SUPERIOR CORPORATION, a Delaware corporation (f/k/a Dayton Superior Delaware Corporation)

By:	/s/ THOMAS W. ROEHRIG
	Name:	Thomas W. Roehrig
	Title:	Vice President and Secretary

[signatures continue on the next page]

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent, an L/C Issuer and a Lender

By:	/s/ DANIEL MCCREADY
Name: Daniel McCready
Title: Its Duly Authorized Signatory

[signatures continue on the next page]

GMAC COMMERCIAL FINANCE LLC,
as a Lender

By:	/s/ ROBERT J. BRANDOW
Name: Robert J. Brandow
Title: Director

Schedule A

(a)                                  Within 10 days after the Effective Date, Agent shall have received, to the extent necessary to reflect accurately as of the Effective Date the matters purported to be set forth therein, updated Disclosure Schedules to the Original Credit Agreement, in form and substance satisfactory to Agent.  Such updated Disclosure Schedules shall become part of the Credit Agreement upon execution and delivery thereof by Dayton Delaware and written approval by Agent.

(b)                                 Within 10 days after the Effective Date, Agent shall have received an insurance certificate or certificates demonstrating that Dayton Delaware and the assets acquired by it pursuant to the Merger Documents have insurance coverage as required by the Original Credit Agreement.

(c)                                  Within 10 days after the Effective Date, Agent shall have received (i) a perfection certificate in form and substance satisfactory to Agent, executed by Dayton Delaware and (ii) such information as Agent may have requested relative to UCC, judgment lien, tax lien and other searches and results, satisfactory to Agent, of such UCC, judgment lien, tax lien and other searches of public records with respect to Dayton Delaware as Agent shall have required.

(d)                                 Within 10 days after the Effective Date, Agent shall have received as to Dayton Delaware (1) a good standing certificate (including verification of tax status) in its state of incorporation, and (2) good standing certificates (including verification of tax status) and certificates of qualification to conduct business in each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, each dated a recent date prior to the Amendment No. 5 Effective Date and certified by the applicable Secretary of State or other authorized Governmental Authority.

(e)                                  Within 30 days after the Effective Date, Agent shall have received such deposit account control agreements with respect to deposit accounts of Dayton Delaware, or such amendments to existing deposit account control agreements of Dayton Ohio, as Agent shall have reasonably requested and in form and substance satisfactory to Agent.